RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone: 514.934.3400
Télécopieur / Facsimile: 514.934.3408
www.rsmrichter.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement 333-150479, Form S-1A, Amendment No. 1 of IntelGenx Technologies Corp. of our report dated March 28, 2008 relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. (Formerly Big Flash Corporation) as of and for the years ended December 31, 2007 and 2006 which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ RSM Richter LLP

Chartered Accountants

Montreal, Canada
May 13, 2008

RSM Richter S.E.N.C.R.L. est un cabinet indépendant membre de RSM International, association de cabinets indépendants d’expertise comptable et de services conseils.	RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.